Exhibit 99.(j)(20)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us made in this Post Effective Amendment No. 252 to the Registration Statement on Form N-1A (“Registration Statement”) of PowerShares Exchange-Traded Fund Trust II under the headings “Fund Service Providers” and “Miscellaneous Information”.

PricewaterhouseCoopers LLP

New York, NY

September 21, 2011